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                                                                     EXHIBIT 5.1


                               LEONARD E. NEILSON
                           A PROFESSIONAL CORPORATION

LEONARD  E.  NEILSON                        8160 SOUTH HIGHLAND DRIVE, SUITE 209
ATTORNEY  AT  LAW                                             SANDY, UTAH  84093
                                                       TELEPHONE: (801) 733-0800
                                                             FAX: (801) 733-0808
                                                     E-MAIL: LNEILSONLAW@AOL.COM



                                December 31, 2003

Central Wireless, Inc.
4333 South Tamiami Trail, Suite E
Sarasota, Florida 34271

         Re:      Central Wireless, Inc.
                  Registration Statement on Form SB-2

To the Board of Directors:

         I have been retained as special counsel to CENTRAL WIRELESS, INC., a Utah corporation (the "Corporation"), in connection with its registration statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The registration statement relates to the proposed public offering of up to 888,224,128 shares of the Corporation's common stock, par value $.001 per share (the "Common Stock").

         This opinion is being furnished to you in accordance with Item 601(b)(5) of Regulation S-B, promulgated under the Securities Act, for filing as
Exhibit 5.1 to the above referenced registration statement.

         I am familiar with the registration statement and, for the purpose of rendering this opinion, I have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's By-Laws, as amended to date, and pertinent minutes and resolutions of the Corporation's Board of Directors. I have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion.

         I have been furnished with originals or copies of such corporate or other records of the Corporation. In addition, I have made such other legal and factual examinations and inquiries as I have considered necessary as a basis for the opinion expressed herein. In my examination of the Corporation's corporate records, I have presumed, without independent investigation, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies thereof, the genuineness of all signatures and the veracity, accuracy and completeness of all records made available to me by the Corporation.

         As to the question of facts material to this opinion letter, I have relied upon the representations and warranties, certificates of and conversations and correspondences with, officers and representatives of the Corporation and/or its legal counsel.

         My opinion set forth herein is limited to the Federal laws of the United States of America and the corporate laws of the State of Utah. I express no opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction. My opinion is expressly limited to those matters set forth herein and I make no opinion, expressed or implied, as to any other matters relating to the Corporation or its securities.


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Central Wireless, Inc.
December 22, 2003
Page  2
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         Based upon and subject to the  foregoing,  I am of the opinion that the
Common Stock to be sold to the public by the selling stockholders, as defined and identified in the registration statement (as amended), when issued and sold in the manner described in the registration statement, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an Exhibit to the registration statement and to the reference to my name in the Prospectus constituting a part thereof. In giving this consent, I do not admit that I am within the category of persons whose consent is required under the Securities Act, including Section 7 thereof, or rules and regulations promulgated thereunder.

         This opinion is furnished to you in connection with the filing of the registration statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                           Yours truly,

                                           LEONARD E. NEILSON, P.C.

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